Exhibit 4.7

1.05	COMPENSATION

Compensation, as defined in Subsection 2.01(k) of the Basic Plan Document, shall be modified as provided below.

(a)	Compensation Base - The base for the definition of Compensation described in Section 2.01(k), prior to making the additional adjustments described in subsections (b) and (c) below, shall be as follows:

(1)	☑	A W-2 definition as described in 2.01(k)(1)(A).

(2)	☐	A Code Section 3401(a) wages definition as described in 2.01(k)(1)(B).

(3)	☐	A Code Section 415 definition as described in 2.01(k)(1)(C).

(b)	Additional Alterations - For all purposes except as noted below (and as found in Sections 6.01 and 15.03 of the Basic Plan Document), Compensation as selected above shall be adjusted by excluding all of the following (or making the specific adjustments described on the Compensation Addendum if Option (10) is selected):

(1)	☐	Reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, all deferred compensation, and welfare benefits.

(2)	☐	Differential Wages (as defined in Section 2.01(k)(2)(B)(i)).

(3)	☐	Unused leave (as described in Section 2.01(k)(2)(B)(ii)(II)).

(4)	☐	Overtime pay.

(5)	☐	Bonuses.

(6)	☐	Commissions.

(7)	☐	The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.

(8)	☐	Severance pay received prior to termination of employment. (Severance pay for this purpose would be amounts other than those described in Section 2.01(k)(2)(B)(ii) and any such amounts received following severance from employment would always be excluded.)

(9)	☐	Amounts paid to, or on behalf of, the Employee to reduce or offset student loan repayment obligations.

(10)	☑	The Plan has other alterations to the definition of Compensation which cannot be captured solely by the above exclusions. All alterations to the definition of Compensation will be found in the Compensation Addendum rather than this subsection.

Note: Generally, if the Employer makes no selections or selects only options (1), (2) and/or (3) above, Compensation will not be required to be tested to show that it meets the requirements of Code Section 414(s) and it will be deemed an acceptable definition of Compensation for 401(k) Safe Harbor Nonelective Employer Contributions. If the Employer selects any of options (4) – (9), then it must be determined that the type of Compensation excluded is irregular or additional based on all the relevant facts and circumstances and must generally meet the following requirements: (1) for Nonelective Employer Contributions other than 401(k) Safe Harbor Nonelective Contributions, the Plan must either pass the requirements under Code Section 414(s) or must pass the general test under regulations issued under Code Section 401(a)(4); (2) for 401(k) Safe Harbor Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s); (3) for Deferral Contributions and Safe Harbor Matching Employer Contributions, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s); (4) for Matching Employer Contributions (other than 401(k) Safe Harbor Matching Employer Contributions), Compensation for purposes of applying the limitations on Matching Employer Contributions described in Section 6.10 of the Basic Plan Document (for deemed satisfaction of the "ACP" test) must be tested to show that it meets the requirements of Code Section 414(s). Unless elected otherwise above or in the Compensation Addendum, Compensation will include amounts described in Section 2.01(k)(2)(A) and (B) of the Basic Plan Document and exclude deemed Code Section 125 compensation. If the Plan is determined to be top heavy (in accordance with Option 1.22 and Article 15 of the Basic Plan Document), then contributions made pursuant to Section 15.03 of the Basic Plan Document will be based on Compensation without the above chosen exclusions.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 48769-1668057118AA

© 2020 FMR LLC

All rights reserved.

(c)	Compensation for the First Year of Participation - Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee's Compensation as provided below.

(1)	☐	Compensation for the entire Plan Year. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for a Plan’s initial Plan Year will be determined in accordance with this subsection 1.05(c)(1) using only Compensation from the original effective date of the Plan through the end of the initial Plan Year.)

(A)	☐	Short Initial Plan Year: For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used.

(2)	☑	Only Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for a Plan’s initial Plan Year will be determined in accordance with this subsection 1.05(c)(2) using only Compensation from the original effective date of the Plan through the end of the initial Plan Year.)

(A)	☐	Short Initial Plan Year: For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, for those Employees who become Active Participants on the original effective date of the Plan, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used. For all other Employees, only Compensation for the period in which they are eligible shall be used.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 48769-1668057118AA

© 2020 FMR LLC

All rights reserved.

AMENDMENT EXECUTION PAGE

Plan Name:	ITC Savings & Investment Plan (the "Plan")

Employer:	International Transmission Company

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.05	11/15/2022
COMPENSATION ADDENDUM	11/15/2022

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	International Transmission Company	Employer:	International Transmission Company

By:		By:

Title:	CHRO	Title:

Date:	11/14/2022 | 10:36:11 AM EST	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures.

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 48769-1668057118AA

© 2020 FMR LLC

All rights reserved.

COMPENSATION ADDENDUM

for

Plan Name: ITC Savings & Investment Plan

(a)	Compensation Base Additions – Compensation shall also include the following:

(1)	☑	None or N/A

(2)	☐	Deemed Code Section 125 compensation (as described in Section 2.01(k)(2))

(3)	☐	Other:

Note: If the Employer elects in (a)(3) above to include an item in Compensation only for a particular group of Employees, any eligible group defined in (a)(3) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non- Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(b)	Compensation Exclusions – Compensation shall exclude the following item(s):

(1)	☐	Not applicable - There are no exclusions from the definition of Compensation. (Do not select with any of options (2) through (15) below.)

(2)	☑	Reimbursements or other expense allowances.

(3)	☑	Fringe benefits (cash and non-cash).

(4)	☑	Moving expenses.

(5)	☑	Deferred compensation.

(6)	☑	Welfare benefits.

(7)	☐	Unused leave (as described in Section 2.01(k)(2)(B)(ii)(II)).

(8)	☑	Differential Wages (as defined in Section 2.01(k)(2)(B)(i)).

(9)	☐	Overtime pay.

(10)	☐	Bonuses.

(11)	☐	Commissions.

(12)	☐	The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.

(13)	☐	Severance pay received prior to termination of employment. (Severance pay for this purpose would be amounts other than those described in Section 2.01(k)(2)(B)(ii)) and any such amounts received following severance from employment would always be excluded.)

(14)	☐	Amounts paid to, or on behalf of, the Employee to reduce or offset student loan repayment obligations.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 48769-1668057118AA

© 2020 FMR LLC

All rights reserved.

(15)	☑	Other (List separately any items excluded from Compensation only for a particular group of Employees, with a description of that group.):

Fortis Long-Term Incentive Plan, Any cash, or non-cash distributions to an Employee from the Fortis Inc. 2020 Restricted Share Unit Plan.

Note: Any eligible group defined in (15) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

Note: Generally, the Employer’s selection of option (1) or of only options (2) through (6) (as a group), (7) and/or (8) above will not require Compensation be tested to show that it meets the requirements of Code Section 414(s) and it will be deemed an acceptable definition of Compensation for 401(k) Safe Harbor Nonelective Employer Contributions. If the Employer selects any of options (9) through (15), then it must be determined that the type of Compensation excluded is irregular or additional based on all the relevant facts and circumstances and must generally meet the following requirements: (1) for Nonelective Employer Contributions other than 401(k) Safe Harbor Nonelective Employer Contributions, the Plan must either pass the requirements under Code Section 414(s) or must pass the general test under regulations issued under Code Section 401(a)(4); (2) for 401(k) Safe Harbor Nonelective Employer Contributions, Compensation must not, for Non-Highly Compensated Employees, exclude amounts over a certain dollar amount (except as otherwise provided by Code Section 401(a)(17)) and must be tested to show that it meets the requirements of Code Section 414(s); (3) for Deferral Contributions and Safe Harbor Matching Employer Contributions, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s); (4) for Matching Employer Contributions (other than 401(k) Safe Harbor Matching Employer Contributions), Compensation for purposes of applying the limitations on Matching Employer Contributions described in Section 6.10 of the Basic Plan Document (for deemed satisfaction of the "ACP" test) must be tested to show that it meets the requirements of Code Section 414(s). Unless elected otherwise above, Compensation will include amounts described in Section 2.01(k)(2)(A) and (B) of the Basic Plan Document and exclude deemed Code Section 125 compensation. If the Plan is determined to be top heavy (in accordance with Option 1.22 and Article 15 of the Basic Plan Document), then contributions made pursuant to Section 15.03 of the Basic Plan Document will be based on Compensation without the above chosen exclusions.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 48769-1668057118AA

© 2020 FMR LLC

All rights reserved.